                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                               ALFA CORPORATION
             ----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                               ALFA CORPORATION
             -----------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(a)(1)(ii), 14a-6(i)(1), 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11;*

    (4) Proposed maximum aggregate value of transaction:

-------------
*Set forth the amount on which the filing fee is calculated and state how it was determined


[X] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:  Preliminary Proxy
        Statement

    (3) Filing Party:

    (4) Date Filed:

Notes:

                       [LOGO OF ALFA CORP. APPEARS HERE]

                               ALFA CORPORATION
                                P. O. Box 11000
                        Montgomery, Alabama 36191-0001

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF ALFA CORPORATION:

  Notice is hereby given that the Annual Meeting of the stockholders of Alfa Corporation will be held at the Executive Offices of the Company, 2108 East South Boulevard, Montgomery, Alabama, on April 18, 1996, at 10:00 a.m., for the purpose of considering and acting upon the following:

(1) To elect a Board of Directors to serve until the next annual meeting of stockholders.

(2) To receive the report of officers (without taking any action thereon) and to transact such other business as may properly come before the meeting or any adjournment thereof.

  The close of business on March 14, 1996, has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders. The stock transfer books of the Company will not be closed.

  The Company's Proxy Statement is submitted herewith, together with the Annual Report for the Year ended December 31, 1995.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Ken Wallis
                                          -------------------
                                          Ken Wallis
                                          Secretary

DATED: March 21, 1996

                            YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                               ALFA CORPORATION
                                P. O. Box 11000
                        Montgomery, Alabama 36191-0001

                           -------------------------
                                PROXY STATEMENT
                           -------------------------

                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 18, 1996

  This proxy statement is furnished to the stockholders of Alfa Corporation (the "Company") in connection with the solicitation of proxies on behalf of management of the Company for use only at the annual meeting of stockholders to be held on April 18, 1996, and any and all adjournments thereof.

  If the enclosed proxy form is properly executed and received by the Company prior to the vote taken at such meeting, shares represented thereby will be voted in the manner thereon, and in the absence of specification will be voted FOR the election of all management nominees for directors. If any of the management nominees should become unavailable to serve at the time of the meeting, the shares represented by the proxies not withholding authority will be voted for the remaining management nominees and for any substitute nominee (or nominees, as the case may be) designated by the Board of Directors or in the absence of such designation by the Board of Directors in accordance with the judgment of the persons holding such proxies. Management has no reason to believe that any management nominee will be unable or unwilling to serve as director if elected. The Company will bear the cost arising in connection with this solicitation. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                             REVOCABILITY OF PROXY

  The stockholder giving the enclosed proxy for voting the shares thereby represented has the power to revoke it at any time before it is exercised. The proxy may be revoked by executing a subsequently dated proxy, or by other written notice delivered to the Secretary of the Company, or by attendance at the stockholders meetings and giving notice to the Secretary or inspector appointed for the meeting of his intention to revoke the proxy. The executive offices of the Company are located at 2108 East South Boulevard, P. O. Box 11000, Montgomery, Alabama 36191-0001.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

  All of the outstanding capital stock of the Company is $1.00 par value common stock. Each share is entitled to one vote. At the close of business on March 14, 1996, there were 40,786,312/1/ shares of stock outstanding and entitled to vote. Stockholders entitled to vote in person or by proxy are stockholders of record at the close of business on March 14, 1996.

  The following table contains information concerning anyone known by the Company to be beneficial owner of more than 5% of the Company's outstanding common shares as of March 1, 1996.

                                                            NUMBER OF
NAME AND ADDRESS                                           SHARES OWNED PERCENT
----------------                                           ------------ -------
Alfa Mutual Ins. Co.
 P. O. Box 11000
 Montgomery, AL 36191.....................................  16,201,538   39.7
Alfa Mutual Fire Ins. Co.
 P. O. Box 11000
 Montgomery, AL 36191.....................................   4,515,286   11.1

PROPOSAL 1

                             ELECTION OF DIRECTORS

  The By-laws call for the election of directors annually. Accordingly, all of the directors of the Company will stand for election.

  All nominees of management for election as directors currently serve as directors of the Company. The Board was increased to 12 members in January, 1996. Thomas H. Miller was elected to fill the new position on the Board.

  Vote Required: The affirmative vote of the holders of a majority of the Common Stock represented by proxy or in person at the meeting at which a quorum is present shall be required for the election of directors. Proxies solicited by Management will be voted FOR the election of management nominees for directors, unless specified to the contrary in such proxies.

  Your Board of Directors recommends that you vote FOR the election of management nominees for directors.

  The following table sets forth as of March 1, 1996, information concerning each of the nominees' present offices and positions held with the Company, his principal occupation or employment during the last five years, the date he first became a director, directorships in other publicly held companies, and the approximate number of shares beneficially owned by each of them. The information presented below as to principal occupations and shares of stock beneficially owned is as of March 1, 1996, and is based in part on information received from the respective nominees and in part from the records of the Company. The current term of each of the directors expires at the annual meeting when their successors are elected.
--------
 /1/There are an additional 8,000 shares outstanding issued, upon organization of the Company, to Alfa Life Insurance Corporation (ALIC), a subsidiary of the Company which are not entitled to be voted or counted for quorum purposes as long as they are owned by ALIC.

                                                                       STOCK BENEFICIALLY OWNED
                                                                         SINCE MARCH 1, 1996
                                                                       --------------------------
                                    POSITIONS WITH COMPANY,   DIRECTOR
            NOMINEE            AGE  BUSINESS & DIRECTORSHIP    SINCE   DIRECTLY    INDIRECTLY/1/   PERCENT
            -------            --- ------------------------   -------- ----------  --------------  -------
 Goodwin L. Myrick/3/           70 Chairman of the Board &      1983      177,618      20,733,005   50.92
                                   President, President of
                                   Alabama Farmers
                                   Federation and dairy
                                   farmer; a control
                                   person. Director:
                                   Compass Banchares of the
                                   South, Inc. and Compass
                                   Bank of the South.
 Jerry A. Newby/3/,/4/          48 Farmer.                      1993        8,360           3,090     .02
 James Earl Mobley/3/,/4/,/5/   72 Farmer, Director:            1983        6,096          13,900     .04
                                   Compass Bank of Dothan,
                                   Alabama; and First
                                   Federal Savings & Loan
                                   Association of Russell
                                   County, Alabama.
 John W. Morris/3/,/4/          57 Farmer.                      1992       31,849             100     .07
 James A. Tolar, Jr./3/,/4/     61 Farmer, Director:            1983          400               0     .00
                                   Compass Bank of
                                   Uniontown, Alabama.
 Milborn N. Chesser/3/,/4/,/5/  62 Farmer, Chairman of the      1983      144,146                     .35
                                   Board Horizon Bank.
 Young J. Boozer/3/,/4/,/5/     83 Retired Alfa Life Ins.       1983      198,222          37,000     .58
                                   Corp. Director: Colonial
                                   Banc Group; and Colonial
                                   Bank N.A., of
                                   Birmingham, Alabama.
 B. Phil Richardson             70 Vice President and           1983       94,312         132,852     .40
                                   Treasurer; Executive
                                   Vice President of
                                   Operations for Alfa
                                   Insurance Group.
 Boyd E. Christenberry          66 Retired Executive Vice       1983      197,000          62,308     .64
                                   President of Marketing
                                   Alfa Insurance Group,
                                   Director: Colonial Bank,
                                   Montgomery Region.
 John R. Thomas/3/,/4/          53 Chairman, President &        1989        3,841                     .00
                                   Chief Executive Officer
                                   of Aliant National Corp.
                                   of Alexander City,
                                   Alabama. Director:
                                   Aliant National Corp.,
                                   Russell Corporation,
                                   First Montgomery Bank,
                                   and Elmore County Bank
 James I. Harrison, Jr.         63 Chairman and CEO, Harco,     1995        2,040                     .00
                                   Inc., Director: Pharmacy
                                   Direct Network,
                                   Director: AmSouth
                                   Bancorporation

                                                          STOCK BENEFICIALLY OWNED
                                                             SINCE MARCH 1, 1996
                                                          --------------------------
                       POSITIONS WITH COMPANY,   DIRECTOR
     NOMINEE      AGE  BUSINESS & DIRECTORSHIP    SINCE    DIRECTLY   INDIRECTLY/1/  PERCENT
     -------      --- ------------------------   -------- ----------- -------------- -------
 Thomas H. Miller  72 Farmer                       1996        85,056                   .21
 C. Lee Ellis/6/   44 Executive Vice                           72,425         1,860     .18
                      President, Investments,
                      Director: First Liberty
                      Financial Corporation
 Alvin H. Dees/6/  48 Executive Vice President                 34,811         2,160     .09
                      Marketing
 Ken Wallis/6/     54 Secretary, General                       22,461            20     .05
                      Counsel and Vice
                      President, Governmental
                      Relations
                      Directors and Officers                1,078,637    21,073,786   54.31
                      as a Group
                      (23 persons)

--------
/1/Indirect beneficial ownership includes shares, if any, (a) owned as Trustees in which the Director or officer or any member of his/her immediate family has a beneficial interest, or (b) held in trust in which the Director or officer has a beneficial interest, or (c) owned and traded in the name of the spouse, minor children or other relative of the Director or officer living in his home, or (d) owned by a corporation, partnership or other legal organization in which the Director or officer has a substantial beneficial interest, or (e) held in a 401(K) Plan Account maintained by Alfa Mutual Insurance Company to which shares the Officer has no right to vote or to direct when and under what price, terms, or conditions said shares are purchased in said account.

/2/Includes 16,201,538 shares owned by Alfa Mutual Insurance Company and 4,515,286 shares owned by Alfa Mutual Fire Insurance Company of which he is Chairman of the Board and President and has voting and investment authority.

/3/Member, Executive Committee.

/4/Member, Compensation Committee.

/5/Member, Audit Committee.

/6/Executive Officer of the Company but not a director.

  Directors who are not salaried employees of the Company or its subsidiaries receive a monthly retainer of $1550. They also receive a fee of $600 per day, plus reasonable expenses for attending a board meeting or committee meeting. Salaried employees do not receive any fees but are reimbursed all reasonable expenses incurred in attending meetings. When the director is also a director of an associated company that meets contemporaneously with the board or committee of the Company, such fees and expenses may be shared. The full Board of Directors met 11 times during 1995.

  The Executive Committee consists of Directors Myrick, Newby, Mobley, Morris, Tolar, Chesser, Boozer and Thomas. The Executive Committee confers informally with the President of the Company on a regular basis concerning important business issues. The Executive Committee met one time during 1995.

  The Audit Committee which consists of Directors Mobley, Christenberry, and Morris met four times in 1995.

  The responsibility of the Audit Committee is to monitor, oversee and approve the activities of the external and internal audit functions, to make appropriate reviews of all related party transactions of the Company, to review potential conflict of interest situations where appropriate and to perform other oversight functions as requested by the Board of Directors. The Audit Committee is directed to meet quarter-annually and to render reports of its meetings and any actions or recommendations to the Board of Directors.

  The Compensation Committee consists of Directors Newby, Mobley, Morris, Tolar, Chesser, Boozer and Thomas. The duty of the Compensation Committee is to review compensation reimbursed by the Company to Alfa Mutual Insurance Company under the Management and Operating Agreement and to provide such reports as are necessary to comply with the Securities and Exchange Commission Rules regarding executive compensation. The Compensation Committee met once in 1995.

  During 1995 all directors attended at least 75% of the meetings of the Board and all members of the Executive, Compensation and Audit Committees attended at least 75% of the meetings of these respective committees.

                            EXECUTIVE COMPENSATION

  The Company's executive officers are employees of Alfa Mutual Insurance Company (AMIC) and the Company pays no compensation directly to them. The Company is a party to a Management and Operating Agreement with AMIC under which it reimburses AMIC for allocated compensation costs incurred by AMIC in furnishing management and operational services to the Company.

  The following table shows the compensation reimbursed to AMIC for the company's chief executive officer and the four remaining most highly compensated executive officers for the three fiscal years ended December 31, 1995, 1994 and 1993.

                                                      OTHER/1/    LONG TERM      ALL/2/
                                    BASE               ANNUAL    COMPENSATION    OTHER
YEAR        NAME - POSITON         SALARY   BONUS   COMPENSATION   OPTIONS    COMPENSATION
----  --------------------------- -------- -------- ------------ ------------ ------------
1995  Goodwin L. Myrick           $222,899 $238,736   $52,231       30,000      $  7,964/3/
1994  CEO and President            175,492  191,041    50,424       30,000       201,204/3/
1993                               149,653  164,973    38,284       80,000       282,051/3/
1995  B. Phil Richardson           155,509  160,850    49,059       12,000           688/4/
1994  EVP -- Operations            125,933  133,968         0       12,000           588/4/
1993                               113,898  144,950    24,010       40,000        16,916/4/
1995  C. Lee Ellis                 140,946   76,723         0        7,000         3,510/4/
1994  EVP -- Investments           115,700   62,563         0        7,000         4,079/4/
1993                                97,129   55,231         0       20,000           625/4/
1995  Alvin H. Dees                121,221   60,610         0        5,000        12,483/4/
1994  EVP -- Marketing              98,942   49,471         0        5,000        14,016/4/
1993                                86,467   43,233         0       10,000           625
1995  Ken Wallis                   114,652   57,711         0        5,000        62,712/3/
1994  Secretary, General Counsel,   92,952   46,788         0        5,000         8,607/3/
1993  V.P. Gov't Relations          63,871   40,928         0        8,000           625

--------
/1/Perquisites, tax gross ups and other in excess of $50,000 or 10% of salary and bonus. This figure includes $31,681 reimbursed to AMIC for a residence which is provided to Mr. Myrick by AMIC.

/2/Includes amounts reimbursed to AMIC as its share of the cost of AMIC's matching contribution to a 401(K) Plan maintained by AMIC. The maximum matching contribution out of the 401(K) Plan maintained by AMIC for 1995 was 100% of each employee's contribution to the Plan up to a maximum of $1,000.

/3/Also includes amounts paid to AMIC for a Non-Qualified Retirement Plan
(NRP) maintained by AMIC. The NRP supplements benefits payable from the Defined Benefit Plan for selected key executive employees of AMIC designated by its Board of Directors whose benefits under that Plan would be deemed inadequate to provide sufficiently for their retirement at normal retirement date due to brevity of service. Mr. Myrick, Ken Wallis and Marcia Martin are participants in the NRP.

/4/Also includes amounts paid to AMIC for a Supplementary Retirement Plan
(SRP) maintained by AMIC for eligible employees. The SRP provides supplementary benefits to each employee of AMIC at age 65 or upon delayed retirement thereafter equal to the reduction of their defined benefit plan benefits because of limitations provided by Section 401(a)(17) of the Internal Revenue Code.

  The Company's executive officers are participants as employees of AMIC in a defined benefit plan maintained by AMIC. AMIC's retirement plan provides monthly benefits payable upon normal retirement at age 65 equal to the sum of 2% of the employee's average monthly earnings for the five highest consecutive complete calendar years of earnings during his last ten years of employment (all calendar years if less than five) multiplied by the number of years of credited service (up to a maximum of 35 years in 1994). Under AMIC's retirement plan there is no deduction for social security. With respect to the executives named in the Summary Compensation Table, their years of credited service for retirement purposes are: Goodwin L. Myrick 16 years, B. Phil Richardson 35 years, C. Lee Ellis 19 years, Alvin H. Dees 10 years, and Ken Wallis 7 years.

  The following table shows the maximum estimated annual retirement benefit payable at normal retirement age to employees on the higher salary classifications.

                                       YEARS OF SERVICE
                   -----------------------------------------------------------------------------
REMUNERATION         15               20               25                30                35
------------       ------           ------           -------           -------           -------
100,000            30,000           40,000            50,000            60,000            70,000
120,000            36,000           48,000            60,000            72,000            84,000
140,000            42,000           56,000            70,000            84,000            98,000
160,000            48,000           64,000            80,000            96,000           112,000
180,000            54,000           72,000            90,000           108,000           120,000
200,000            60,000           80,000           100,000           120,000           120,000
220,000            66,000           88,000           110,000           120,000           120,000
240,000            70,500           94,000           120,000           120,000           120,000

  The following table lists all grants of options in 1995 under the 1993 Stock Incentive Plan for the officers listed in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZABLE
                                                                                 VALUE AT ASSUMED ANNUAL
                                                                                   RATES OF STOCK PRICE
                                 INDIVIDUAL GRANTS                                     APPRECIATION
                         ----------------------------------                      ------------------------
                            NUMBER OF    % OF TOTAL OPTIONS
                           SECURITIES        GRANTED TO     EXERCISE
                           UNDERLYING        EMPLOYEES        PRICE   EXPIRATION
          NAME           OPTIONS GRANTED   IN FISCAL YEAR   ($/SHARE)    DATE    0% ($)  5% ($)  10% ($)
          ----           --------------- ------------------ --------- ---------- ------ -------- --------
Goodwin L. Myrick.......     30,000            37.50%        $11.50    3/26/05     $0   $216,894 $549,608
B. Phil Richardson......     12,000            15.00%        $11.50    3/26/05     $0   $ 86,757 $219,843
C. Lee Ellis............      7,000             8.75%        $11.50    3/26/05     $0   $ 50,608 $128,242
Alvin H. Dees...........      5,000             6.25%        $11.50    3/26/05     $0   $ 36,149 $ 91,601
Ken Wallis..............      5,000             6.25%        $11.50    3/26/05     $0   $ 36,149 $ 91,601

  The above option grants were made on March 27, 1995 with the exercise price being based on the bid price for said stock on the date of the grant. The grants to Mr. Myrick and Mr. Richardson were made as non-qualified options under the plan. The options to the other executive officers were made as qualified incentive stock options under the plan.

  The following table lists the aggregated fiscal year-end option values as of December 31, 1995.

                    AGGREGATE FISCAL YEAR-END OPTION VALUES

                                                NUMBER OF SECURITIES
                           SHARES              UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                          ACQUIRED    VALUE       OPTIONS AT FISCAL      IN-THE-MONEY OPTIONS AT
                         ON EXERCISE REALIZED       YEAR-END (#)           FISCAL YEAR-END ($)
          NAME               (#)       ($)    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           ----------- -------- ------------------------- -------------------------
Goodwin L. Myrick.......       0        $0          63,333/76,667           $444,498/$458,502
B. Phil Richardson......       0        $0          30,666/33,334           $216,995/$203,005
C. Lee Ellis............       0        $0          15,666/18,334           $110,246/$110,254
Alvin H. Dees...........       0        $0           8,332/11,668           $ 57,742/$ 68,258
Ken Wallis..............       0        $0           6,999/11,001           $ 47,944/$ 63,356

  Notwithstanding anything to the contrary set forth in any of the Company's
  --------------------------------------------------------------------------
previous filings under the Securities Act of 1933, as amended, or the Exchange
------------------------------------------------------------------------------
Act that might incorporate future filings, including this Proxy Statement, in
-----------------------------------------------------------------------------
whole or in part, the following report and the Performance Graph shall not be
-----------------------------------------------------------------------------
incorporated by reference into any such filings.
------------------------------------------------

                 REPORT OF COMMITTEE ON EXECUTIVE COMPENSATION

  The following report was prepared by the Compensation Committee of the Board of Directors after a detailed review of all items of executive compensation. The committee believes that the Company's major goal in compensation should be to provide an adequate salary and benefits package to attract and retain the highest caliber of people.

  The Committee noted that the Company has no direct employees and pays no compensation to any of the executive officers of the Company. Alfa Mutual Insurance Company (AMIC) is the statutory employer of all persons providing services to the Company. AMIC owns approximately 40% of the outstanding common stock of the Company. The Company and AMIC are parties to a Management and Operating Agreement whereby AMIC provides management and operational services to the Company including the use of employees. The Company reimburses AMIC for the allocated costs and expenses of those services, including compensation costs as well as other operational expenses. AMIC conducts allocation studies of the usage of facilities and personnel to determine the amount of costs and expenses to be charged to the Company. The Company and AMIC are also parties to a Pooling Agreement. On October 1, 1994 the Company increased its participation in the Pooling Agreement from 50% to 65%. The Committee noted that part of the increase of compensation cost to the Company was due to the Company's increased participation in the Pooling Agreement in 1994.

  AMIC uses the services of Hay Associates Compensation and Management Consultants to assist it in establishing compensation guidelines and amounts. Compensation ranges are established based on comparisons to a peer group of approximately 67 companies of comparable size engaged in the insurance and financial services business. AMIC attempts to establish compensation at the average of the other companies to which it compares.

  Salary ranges are established for each job and compensation is based on these ranges. All employees including executive officers of the Company are evaluated annually. Increases in compensation are based on these evaluations.

  The Chief Executive Officer is evaluated by the Board of Directors each year. The chief executive officer is evaluated on the overall performance of the Company and all of its subsidiaries. The Board evaluates the chief executive officer on a broad range of factors relative to the Company's financial strength and performance. This includes comparing the Company's performance to other companies engaged in insurance and financial services. All of these factors are given relatively equal weight by the Board in evaluating the Chief Executive Officer's compensation. Particularly in 1995, the Company's insurance subsidiaries were profitable even while the Alfa Insurance group was faced with over $79 million of claims caused by Hurricane Opal. Hurricane Opal was the largest single catastrophic event in the Company's history.

  The Company's premiums for 1995 increased 24.7%. The Company's capital and surplus increased by almost $54 million or 21%. In addition all the other Company's subsidiaries were profitable for the year.

  The Company's property and casualty subsidiaries continued to maintain their
A. M. Best rating of "A++" Superior. Alfa Life Insurance Company has a "A+" Best rating. The Committee attributed the sound financial performance of the Company to the leadership of the Chief Executive Officer and other executive officers of the Company. Under the leadership of the current executive officers, the Company has shown a consistent record of growth.

  Section 162(m) of the Internal Revenue Code limits the deductibility of compensation to an individual officer over $1 million. The committee noted that none of the Executive Officers of the Company were compensated in excess of $1 million, and thus the provisions of 162(m) are inapplicable.

  Bonuses paid to the chief executive officer and other officers of the Company are based on a written bonus plan which has been in effect for AMIC since 1988. The chief executive officer's bonus is based solely on Company success compared to its peer group. The bonuses of the other officers of the Company are based one-half upon Company success when compared to its peer group and one-half upon individual accomplishment within approved evaluation standards for that particular job. If these goals are met, the bonus percentages are set within the plan. The bonus plan has two evaluation criteria in order for the chief executive officer and other executive officers to earn their full bonus percentage. First AMIC's combined ratio is compared to the combined ratio of Farm Bureau Insurance Companies across the United States. AMIC's combined ratio must be in the top 25% of those companies. Second AMIC's and the Company's return on equity are compared to Standard and Poor's group of insurance companies which contains approximately 100 publicly traded insurance companies. AMIC and the Company's return on equity must be in the top 25% of this group of insurance companies. These two goals were met in 1995 when adjusted for the unusual storm losses and thus the chief executive officer and executive officers earned and were paid their full bonus percentage for the year.

  On March 27, 1995 the Compensation Committee recommended and the Board of Directors approved additional awards under the 1993 Stock Incentive Plan. Options were awarded to purchase 80,000 shares of its common stock at a purchase price of $11.50 per share (100% of the market value on the date of the grant) to fourteen (14) officers of the company. The purpose of the Stock Option Plan is to provide rewards and compensation for past services and achievements and to provide incentives for future services. The Committee felt that it was appropriate to make additional awards to the officers of the Company based on the Company's financial performance and to provide incentive to the officers to assure that the Company performs in the future at the highest possible levels. In determining the number of grants to be made, the Committee and the Board took into account the number of prior grants made. The Compensation Committee and the Board deem it to be sound corporate policy to reward executive management by the grant of options. This allows them to participate in the long term growth in share value thus giving them an increased incentive to perform at higher levels.

  The Committee is of the opinion that based on the long term performance of the Company and its record of financial strength and growth that the compensation of the Chief Executive Officer and other executive officers is appropriate and reasonable. Also the compensation amounts compared favorably to other companies of similar financial strength. The Company must provide compensation at comparable levels in order to attract and retain the best possible employees. The Committee believes that the objectives of the Company and its compensation policy are being met.

                                          COMPENSATION COMMITTEE

                                          Jerry A. Newby
                                          James E. Mobley
                                          John W. Morris
                                          James A. Tolar, Jr.
                                          Milborn N. Chesser
                                          Young J. Boozer
                                          John R. Thomas

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION AND COMPENSATION DECISIONS. Mr. Boozer who is a member of the Compensation Committee is retired as Senior Vice President of Alfa Life Insurance Corporation, one of the Company's subsidiaries. The Company is unaware of any other Compensation Committee Interlocks between the members of the Compensation Committee and the Executive Officers of the Company.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
 AMONG ALFA CORPORATION, THE NASDAQ STOCK MARKET (US) INDEX & NASDAQ INSURANCE
                                 STOCK INDEX**

                                            NASDAQ            NASDAQ
                                         STOCK MARKET        INSURANCE
Measurement period                           (US)              STOCK
(Fiscal year Covered)         ALFA           INDEX             INDEX
---------------------      ----------     -----------        ---------

Measurement PT -
1990                            100            100                100
1991                        118.061        160.564            140.969
1992                        274.678        186.866            190.793
1993                        272.393        214.511            204.065
1994                        268.405        209.686            192.042
1995                        422.482        296.304            272.855


ASSUMES $100 INVESTED ON JANUARY 1, 1991 IN ALFA CORPORATION COMMON STOCK, THE NASDAQ STOCK MARKET (US) INDEX & NASDAQ INSURANCE STOCKS INDEX
* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
** FISCAL YEAR ENDING DECEMBER 31

              STOCK OWNERSHIP REPORTING BY DIRECTORS AND OFFICERS

  Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers and directors of the company file reports of stock ownership and changes in ownership with the Securities and Exchange Commission on Forms 3 (Initial Statement of Ownership), 4 (Monthly Reports) and 5 (Annual Reports). Based solely upon a review of copies of such reports and representations made by directors and officers of the company, the company believes that during the prior two fiscal years beginning January 1, 1995 and January 1, 1994, its officers and directors complied with all Section 16(a) filing requirements. The company has procedures in place to monitor Section 16(a) compliance and also sends out regular reminders to directors and officers about their reporting obligations under Section 16(a).

                            STOCKHOLDERS PROPOSALS

  Stockholders are hereby notified that any proposals which they wish to have included in the proxy and proxy statement for the annual meeting of the stockholders of the Company in 1997 must be received in writing at its offices in Montgomery, Alabama, no later than December, 10, 1996. To insure prompt receipt by the Company, all such proposals should be sent by certified mail, return receipt requested, addressed to Secretary, Alfa Corporation, P. O. Box 11000, Montgomery, Alabama 36191-0001. Proposals must comply with the Securities and Exchange Commission proxy rules relating to stockholders' proposals to be included in the proxy materials.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Company's principal auditors for the fiscal year just completed were KPMG Peat Marwick LLP. The Board of Directors normally selects auditors at the first regular board meeting following the annual meeting of the stockholders. A representative of KPMG Peat Marwick LLP is expected to be present at the stockholders meeting with the opportunity to make a statement, and also to respond to appropriate questions.

                             OTHER PROPOSED ACTION

  Management is not aware of any other matters to be brought before the meeting. If other proper business or questions are presented at the meeting, the persons holding the proxies will vote in accordance with their judgment on such business or questions.

  STOCKHOLDERS ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

  The date of this proxy statement is March 21, 1996.

                      [LOGO OF ALPHA CORP. APPEARS HERE]

                                ALFA CORPORATION
                                P. O. Box 11000
                         Montgomery, Alabama 36191-0001

 [LOGO OF ALFA CORP. APPEARS HERE]

                          PROXY
                                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                                                   MANAGEMENT

                                  The undersigned hereby appoints Goodwin L.
                                  Myrick, Young J. Boozer and Ken Wallis, or any one of them, each with the power to appoint his substitute, as proxies of the undersigned to represent and to vote, as designated below, all the shares of stock which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of Alfa Corporation to be held April 18, 1996 and any adjournment thereof.

1. ELECTION OF DIRECTORS
                  ( ) FOR ALL NOMINEES BELOW     ( ) WITHHOLD AUTHORITY
                      (EXCEPT AS MARKED TO THE       TO VOTE FOR ALL NOMINEES
                      CONTRARY BELOW)                LISTED BELOW

 GOODWIN L. MYRICK, JERRY A. NEWBY, JAMES EARL MOBLEY, JOHN W. MORRIS, JAMES A.
  TOLAR, JR., MILBORN N. CHESSER, YOUNG J. BOOZER, B. PHIL RICHARDSON, BOYD E.
   CHRISTENBERRY, JOHN R. THOMAS, JAMES I. HARRISON, JR., AND THOMAS MILLER.

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
                THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

      --------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

This proxy when properly signed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of all above listed nominees for directors.

(PLEASE SIGN EXACTLY AS NAME APPEARS ON STOCK CERTIFICATE. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS
                                                     EXECUTOR, ADMINISTRATOR,
                                                     TRUSTEE OR GUARDIAN,
                                                     PLEASE GIVE FULL TITLE AS
                                                     SUCH. IF A CORPORATION,
                                                     PLEASE SIGN IN FULL
                                                     CORPORATE NAME BY
                                                     PRESIDENT OR OTHER
                                                     AUTHORIZED OFFICER. IF A
                                                     PARTNERSHIP, PLEASE SIGN
                                                     IN PARTNERSHIP NAME BY
                                                     AUTHORIZED PERSON.)


                                -----------------------------------------------
                                SIGNATURE


                                -----------------------------------------------
DATED: _______________, 1996    SIGNATURE IF HELD JOINTLY